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                                 EXHIBIT 11.1
                               HOENIG GROUP INC.
                       COMPUTATION OF EARNINGS PER SHARE


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                                                           Year Ended December 31,
                                                           -----------------------
                                                       1997                       1996                            1995
                                                       ----                       ----                            ----
                                                 BASIC      DILUTED          BASIC        DILUTED          BASIC         DILUTED
                                                 -----      -------          -----        -------          -----         -------
EARNINGS:

Net income . . . . . . . . . . . . . . .  $    3,579,664   $3,579,664   $    2,886,787   $2,886,787   $    4,919,345   $4,919,345
                                          ==============   ==========   ==============   ==========   ==============   ==========

NUMBER OF SHARES:

Weighted average shares outstanding . .        9,397,742    9,397,742        9,253,557    9,253,557        9,745,372    9,745,372

Shares issuable upon exercise of
   options . . . .  . . . . . . . . . .              n/a      373,515              n/a      137,559              n/a       62,706
Convertible debentures . . . . . . . . .             n/a           --              n/a           --              n/a       72,690
                                          --------------   ----------   --------------   ----------   --------------   ----------


Weighted average shares and equivalents
   outstanding . . . . . . . . . . . . .       9,397,742    9,771,257        9,253,557    9,391,116        9,745,372    9,880,768
                                          ==============   ==========   ==============   ==========   ==============   ==========

Earnings per share                        $          .38   $      .37   $          .31   $      .31   $          .50   $      .50
                                          ==============   ==========   ==============   ==========   ==============   ==========
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